U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
October 27, 2004

SITEWORKS, INC.

Florida	58 -259 0047
(STATE OR OTHER JURISDICTION OF	(I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)	IDENTIFICATION NO.)

2534 N Miami Ave, Miami Florida	33127
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(305) 573 9339
(ISSUER’S TELEPHONE NUMBER, INCLUDING AREA CODE)

  ITEM 4. Changes in Registrant’s Certifying Accountant

    Amended 8k Filing

    Item 4:

    Changes in Registrant’s Certifying Accountant

    Miami, FL -Site Works Inc (NQB: SRKS) has announced the company has terminated its contract for auditing services with its auditor Liebman Goldberg & Drogin. The effective date of the termination was June 24, 2004.

    The principal accountant’s report on the financial statements for either of the past two years did not contain an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles, and also describe the nature of each such adverse opinion, disclaimer of opinion or modification; Liebman’s audit report for 2002 and 2003 had contained an opinion which stated that the auditors had expressed “substantial doubt about its ability as a going concern”

    The decision to change accountants was recommended and approved by the board of directors or an audit or similar committee of the board of directors; and

    There were no disagreements with the former accountant, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountant’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

    SiteWorks Inc has retained Bagell Josephs & Company LLC to audit the 2003 statements. It is expected there will be no significant changes.

    Statements contained in this press release that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the current views of management with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected, or described pursuant to similar expressions.

Date: October 25, 2004

           2534 N Miami AveMiami Florida 33140
         P O Box 331238Miami, Florida 33133
         Phone 305 573 9339Fax 305 573 9495
         www.siteworks-inc.com

Date: October 27, 2004	/s/	C. Michael Nurse
Chief Executive Officer
Chief Financial Officer